UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014 (May 13, 2014)

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

222 Berkeley Street Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2014, Houghton Mifflin Harcourt Company (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”).

The following items were voted upon by stockholders at the Annual Meeting:

1. Each of the board of directors’ nominees for director was elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, by the votes set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes

Linda K. Zecher	100,175,565	1,112	1,503	1,525,704
Lawrence K. Fish	100,153,483	23,792	905	1,525,704
John R. McKernan, Jr.	100,176,063	1,212	905	1,525,704
John F. Killian	100,176,025	1,212	943	1,525,704
L. Gordon Crovitz	100,153,571	23,704	905	1,525,704
Sheru Chowdhry	98,211,711	1,958,764	7,705	1,525,704
Jill A. Greenthal	98,284,288	1,892,987	905	1,525,704
E. Rogers Novak, Jr.	100,153,771	23,504	905	1,525,704
Jonathan F. Miller	100,153,983	23,292	905	1,525,704

2. The compensation of the Company’s named executive officers was approved, on a non-binding, advisory basis, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes

100,169,828	7,314	1,038	1,525,704

3. The recommended frequency of advisory votes on executive compensation was every year, by the votes set forth below:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes

97,311,158	864,199	1,997,184	5,639	1,525,704

In light of the foregoing, the Company currently intends to hold annual advisory votes on executive compensation until the next required vote regarding the frequency of such votes.

4. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, was ratified, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes

101,673,814	27,906	2,164	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ Michael Dolan
Name:	Michael Dolan
Title:	Senior Vice President and Corporate Controller

Dated: May 14, 2014

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